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                           [McKee Nelson Letterhead]



                                                      Exhibits 5.1, 8.1 and 23.1

                                                                   July 10, 2003

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019


         Re:    Structured Asset Securities Corporation,
                Registration Statement on Form S-3
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Ladies and Gentlemen:

               We will act as counsel for Structured Asset Securities Corporation, a Delaware corporation (the "Company"), in connection with the offering, from time to time, in one or more Series (each, a "Series") of the Company's Pass-Through Certificates (the "Certificates") and Asset-Backed Notes (the "Notes," and together with the Certificates, the "Securities"). The Securities are being registered pursuant to the Securities Act of 1933, as amended (the "Act"), by means of a Registration Statement of the Company on Form S-3. The Securities will be offered pursuant to the prospectus, as supplemented by a prospectus supplement (the "Base Prospectus" and applicable "Prospectus Supplement," respectively), which will be filed with the Commission pursuant to Rule 424 under the Securities Exchange Act of 1934, as amended. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of either (a) a separate trust agreement (each, a "Trust Agreement") among the Company, a trustee (the "Trustee") and where appropriate, a servicer or master servicer (the "Servicer") or (b) a deposit trust agreement (each, a "Deposit Trust Agreement") between the Company and an owner trustee (the "Owner Trustee"), in each case each such party to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture (each, an "Indenture," and together with each Trust Agreement and Deposit Trust Agreement, the "Agreements") between a trust (the "Trust") and an indenture trustee (the "Indenture Trustee"), each to be identified in the Prospectus Supplement for such Series of Notes.

               We have examined copies of the Company's Amended and Restated Articles of Incorporation, Bylaws the Registration Statement, the Prospectus and each form of Prospectus Supplement included therein, the forms of Agreements (each as filed or incorporated by reference as an exhibit to the Registration Statement), the forms of Securities and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others.

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               Based upon the foregoing, we are of the opinion that:

               i. When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Trust, the Trustee, the Indenture Trustee and/or the Owner Trustee, as applicable, any Servicer, if applicable and any other party thereto, such Agreement will constitute a legal, valid and binding agreement of the issuer of such securities, enforceable against the issuer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws now or hereafter relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

               ii. When the Securities of a Series have been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee, Indenture Trustee and/or Owner Trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment therefore as described in the Registration Statement, such Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

               We have also advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under "Material Federal Income Tax Considerations" in the Base Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

               In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

               We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Matters" and "Material Federal Income Tax Considerations" in the Base Prospectus and applicable Prospectus Supplement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or any Prospectus Supplement.



                                             Very truly yours,

                                             /s/ McKee Nelson LLP
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                                             McKee Nelson LLP



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